UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

Lantronix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100 Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (949) 453-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)       The Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on November 9, 2021.

(b)       At the Annual Meeting, the Company’s stockholders (a) elected five nominees, Paul Pickle, Margaret A. Evashenk, Paul F. Folino, Heidi Nguyen and Hoshi Printer, to the Board of Directors of the Company to serve until the Company’s 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier resignation or removal (“Election of Directors”), (b) ratified the appointment of Baker Tilly US, LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2022 (“Auditor Ratification”), and (c) approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the Company’s definitive proxy statement filed with the SEC on October 6, 2021 (“Advisory Compensation Vote”). Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

	For	Against	Abstain	Broker Non -Votes
Paul Pickle	13,649,318	51,552	7,871	8,567,493
Margaret A. Evashenk	13,620,084	41,121	47,536	8,567,493
Paul F. Folino	13,060,592	601,417	46,732	8,567,493
Heidi Nguyen	13,582,765	44,288	81,688	8,567,493
Hoshi Printer	13,609,902	50,528	48,311	8,567,493

Auditor Ratification

For	Against	Abstain
22,209,677	16,790	49,767

Advisory Compensation Vote

For	Against	Abstain	Broker Non-Votes
13,556,715	62,539	89,487	8,567,493

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker Chief Financial Officer

Date: November 10, 2021

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